UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

Quarta-Rad, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55964	45-4232089
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 N. Orange St., Suite 700

Wilmington, DE 19801

(Address of principal executive offices)

(302) 575-0877

(Registrant’s telephone number, including area code)

Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2020, Quarta-Rad, Inc. (the “Company”) entered into and closed a Stock Purchase Agreement with Victor Shvetsky (“Seller”) to acquire 100 % of the outstanding shares of Sellavir, Inc. in exchange for 333,333 shares of Company common stock. The Seller, a related party, is the Chief Executive Officer, a director, and the largest shareholder of the Company. The definitive Stock Purchase Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Stock Purchase Agreement, dated as of December 16, 2020

QUARTA-RAD, INC.

Date: December 22, 2020	By:	/s/ Victor Shvetsky
Victor Shvetsky, Chief Executive Officer

-3-